UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April [24], 2015

LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0160744
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

11119 North Torrey Pines Road, Suite 200	92037
La Jolla, CA	(Zip Code)
(Address of principal executive offices)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2015, Nishan de Silva, the Company’s Vice President, Finance & Strategy and Chief Financial Officer, announced his resignation, effective May 20, 2015.
On April 23, 2015, the Company named Melanie J. Herman to the role of interim Chief Financial Officer, effective on May 21, 2015. Ms. Herman, 36, currently serves as the Company’s Director of Accounting and Chief Accounting Officer, roles she assumed in March 2014 and April 2014 respectively. She joined the Company in January 2011 and served as the Company’s Controller until her promotion to Director of Accounting in March 2014. Previously she was Controller at CyDex Pharmaceuticals, Inc. from 2009 to 2011, Assistant Controller and Accounting Manager at Entertainment Properties Trust from 2004 to 2009, and Senior Accountant at KPMG, LLP from 2001 to 2004. Ms. Herman holds a Bachelor of Science with a dual major of Accounting and Finance from Kansas State University and is a Certified Public Accountant (inactive). Ms. Herman will continue to maintain responsibility for the Company’s accounting functions.
The Company has issued a press release regarding Dr. de Silva’s departure and Ms. Herman’s appointment, a copy of which is filed as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 23, 2015	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 23, 2015.